As filed with the Securities and Exchange Commission on May 12, 2000
                                            Registration No. 333-________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                  NATIONAL INFORMATION CONSORTIUM, INC.
      -------------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)

             Colorado                          52-2077581
 -------------------------------   ------------------------------------
 (State or Other Jurisdiction of   (IRS Employer Identification Number)
 Incorporation or Organization)

           12 Corporate Woods, 10975 Benson Street, Suite 390,
                       Overland Park, Kansas 66210
        ---------------------------------------------------------
                (Address of Principal Executive Offices)

            1999 STOCK OPTION PLAN OF SDR TECHNOLOGIES, INC.
          ----------------------------------------------------
                        (Full Title of the Plan)

          James B. Dodd, President and Chief Executive Officer
           12 Corporate Woods, 10975 Benson Street, Suite 390
                       Overland Park, Kansas 66210
           --------------------------------------------------
                 (Name and Address of Agent for Service)

                              877-234-EGOV
                 ---------------------------------------
                 (Telephone Number of Agent for Service)

                               Copies to:
                       --------------------------

                        D. Elizabeth Wills, Esq.
                     Rothgerber Johnson & Lyons LLP
                      1200 17th Street, Suite 3000
                         Denver, Colorado  80202
                             (303) 623-9000

                     CALCULATION OF REGISTRATION FEE

================================================================================================

                                          Proposed Maximum   Proposed Maximum     Amount of
     Title of Securities   Amount to be    Offering Price       Aggregate       Registration
      to be Registered      Registered       Per Share       Offering Price         Fee
                                               (1)(2)            (1)(2)

     Common Stock            189,199            $2.87            $543,577          $143.50

================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fees.
(2) Estimated pursuant to Rule 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the weighted average price at which the options may be exercised for shares of common stock, no par value per share, of National Information Consortium, Inc. ("Company Common Stock").

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

                            TABLE OF CONTENTS

                                                                     Page
                                                                     ----

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS . . . . . . . . . .1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3.  Incorporation of Documents by Reference. . . . . . . . . .1
              ---------------------------------------
     Item 4.  Description of Securities. . . . . . . . . . . . . . . . .1
              -------------------------
     Item 5.  Interests of Named Experts and Counsel . . . . . . . . . .1
              --------------------------------------
     Item 6.  Indemnification of Directors and Officers. . . . . . . . .2
              -----------------------------------------
     Item 7.  Exemption From Registration Claimed. . . . . . . . . . . .2
              -----------------------------------
     Item 8.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . .2
              --------
     Item 9.  Undertakings . . . . . . . . . . . . . . . . . . . . . . .2
              ------------

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                                 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information are incorporated in this Registration Statement by reference:

     (a) The Form S-1 Registration Statement of National Information Consortium, Inc. (the "Company"), Registration No. 333-77939 ("Form S-1"), including the Description of Capital Stock section on page 62.

     (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, File No. 000-26621.

     (c)  The Company's Current Report on Form 8-K, filed on January 28, 2000.

     (d)  The Company's Current Report on Form 8-K, filed on March 1, 2000.

     (e)  The Company's Current Report on Form 8-K, filed on April 10, 2000.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Company Common Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. As of the date of this Registration Statement, no member of this law firm owns a substantial amount of Company Stock or is employed on a contingent basis by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Articles of Incorporation of the Company indemnifies directors from personal liability to the greatest extent possible as is now, or in the future, provided by law. Article VIII of the Bylaws of the Company provides for indemnification of directors, officers, employees and agents to the greatest extent possible.

     Sections 7-109-101 to 110 of the Colorado Business Corporation Act permit a corporation to indemnify a person against expenses and liability incurred in a proceeding to which that person is made a party because of his or her having been a director of the corporation if (i) that person conducted himself or herself in good faith and in a manner reasonably believed to be in the corporation's best interests or not opposed to the corporation's best interests; and (ii) in the case of a criminal proceeding, that person had no reasonable cause to believe his or her conduct was unlawful. The corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent to the same extent as to a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS

     The following exhibits are attached to this registration statement or are incorporated by reference herein:

     4.1  1999 Stock Option Plan of SDR Technologies, Inc.
     5.1  Opinion of Rothgerber Johnson & Lyons LLP as to legality
     23.1 Consent of Independent Accountants
     23.2 Consent of Rothgerber Johnson & Lyons (included in Exhibit 5.1 hereto)
     24   Power of Attorney (included on signature page hereof)

ITEM 9.  UNDERTAKINGS

     (a)  Rule 415 Offering
          -----------------

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Undertaking Concerning Filings Incorporating Subsequent Exchange
          ---------------------------------------------------------------
          Act Documents by Reference
          --------------------------

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h)  Filing of Registration Statement on Form S-8
          --------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Overland Park and the State of Kansas, on this 8th day of May, 2000.

                                   NATIONAL INFORMATION CONSORTIUM


                                   By: /s/ James B. Dodd
                                      -----------------------------------
                                      James B. Dodd, President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                            POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Herbert H. Davis III, Esq. and D. Elizabeth Wills, Esq., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.

Signature               Title                              Date
---------               -----                              ----


/s/ James B. Dodd       President, Chief Executive         May 8, 2000
----------------------- Officer and Director
James B. Dodd


/s/ Kevin C. Childress  Chief Financial                    May 8, 2000
----------------------- Officer (Principal
Kevin C. Childress      Financial and
                        Accounting Officer)


/s/ John L. Bunce, Jr.  Director                           May 8, 2000
-----------------------
John L. Bunce, Jr.


                        Director                           May _, 2000
-----------------------
Daniel J. Evans


                        Chairman of Board                  May _, 2000
----------------------- and Director
Jeffrey S. Fraser

/s/ Ross C. Hartley     Director                           May 8, 2000
-----------------------
Ross C. Hartley


/s/ Patrick J. Healy    Director                           May 8, 2000
-----------------------
Patrick J. Healy


                        Director                           May _, 2000
-----------------------
Pete Wilson

                              EXHIBIT INDEX


Exhibit No.     Description                                    Page No.
-----------     -----------                                    --------

4.1             1999 Stock Option Plan of SDR Technologies, Inc.

5.1             Opinion of Rothgerber Johnson & Lyons LLP as to legality

23.1            Consent of Independent Accountants

23.2 Consent of Rothgerber Johnson & Lyons LLP (included within Exhibit 5.1)

24              Power of Attorney (included on signature page hereof)